UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 12, 2018

Altice USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

No. 001-38126 (Commission File Number)	No. 38-3980194 (IRS Employer Identification Number)

1 Court Square West Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)

(516) 803-2300
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01                   Entry into a Material Definitive Agreement.

On January 12, 2018 (the “Closing Date”), CSC Holdings, LLC (the “Borrower”), an indirect wholly-owned subsidiary of Altice USA, Inc. (the “Company”), entered into a Fifth Amendment to Credit Agreement (Incremental Loan Assumption Agreement), by and among the Borrower, the Additional Lenders and Lead Arrangers party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Fifth Amendment”). The Fifth Amendment amends and supplements the Borrower’s credit agreement, dated as of October 9, 2015, by and among the Borrwer, the Lenders party thereto from time to time, the Administrative Agent, the Security Agent and the other parties thereto from time to time (as amended, restated, modified or supplemented from time to time and as further amended by the Fifth Amendment, the “Credit Agreement”).

The Fifth Amendment provides for, among other things, new Incremental Term Loan Commitments (as defined in the Credit Agreement) in an aggregate principal amount of $1,500.0 million, which are available to the Borrower from the Closing Date until January 25, 2018 (the “Incremental Term Loans”). The Borrower anticipates borrowing the Incremental Term Loans on or around January 25, 2018. The Incremental Term Loans may be comprised of eurodollar borrowings or alternative base rate borrowings, and will bear interest at a  rate per annum equal to the adjusted LIBO rate or the alternate base rate, as applicable, plus the applicable margin, where the applicable margin is (i) with respect to any alternate base rate loan, 1.50% per annum and (ii) with respect to any eurodollar loan, 2.50% per annum. Voluntary prepayments of the Incremental Term Loans in connection with certain repricing transactions on or prior to the date that is six months after the draw date will be subject to a call premium of 1.0%. The Incremental Term Loans will mature in January 2026.

The foregoing summary of the terms of the Fifth Amendment is qualified in its entirety by the Fifth Amendment (including in the respective schedules thereto), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01                   Other Events.

On January 16, 2018, the Company issued a press release announcing the pricing and allocation of the Incremental Term Loans. A copy of the press release related to the Incremental Term Loans is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, on January 16, 2018, the Company issued a press release announcing the pricing by CSC Holdings, LLC, as issuer (the “Issuer”) of an offering (the “Offering”) of $1,000.0 million in aggregate principal amount of its Senior Guaranteed Notes due 2028 (the “Notes”). A copy of the press release related to the Offering is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The Notes will bear interest at a rate of 5.375% and will pay interest semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018. The Notes will mature on February 1, 2028. The Issuer and each of its subsidiaries that will guarantee the Notes entered into a purchase agreement on January 12, 2018 with the representative of the initial purchasers named therein, related to the issuance and sale of the Notes. The Offering is expected to close on or about January 29, 2018, subject to customary closing conditions. The Notes are being sold in a private placement only to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons pursuant to Regulation S under the U.S. Securities Act of 1933, as amended, subject to prevailing market and other conditions.

The proceeds of the Offering will be used, together with the proceeds from the Incremental Term Loans, borrowings under the Borrower’s revolving credit facility and available cash on the balance sheet, to (i) refinance certain existing indebtedness of the Borrower and Cablevision Systems Corporation (“Cablevision”), the direct parent of the Borrower, and (ii) fund a dividend of $1,500.0 million to the Company (through Cablevision). The Company is expected to use such proceeds to fund a dividend to its stockholders immediately prior to and in connection with the separation of the Company from its controlling stockholder, Altice N.V.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Fifth Amendment to Credit Agreement, dated as of January 12, 2018, by and among the Borrower, the Additional Lenders and Lead Arrangers party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Press Release, dated January 16, 2018 issued by Altice USA, Inc., related to the Incremental Term Loans.
99.2	Press Release, dated January 16, 2018 issued by Altice USA, Inc., related to the Offering.

EXHIBIT INDEX

Exhibit No.	Description
10.1

Fifth Amendment to Credit Agreement, dated as of January 12, 2018, by and among the Borrower, the Additional Lenders and Lead Arrangers party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Press Release, dated January 16, 2018 issued by Altice USA, Inc., related to the Incremental Term Loans.
99.2	Press Release, dated January 16, 2018 issued by Altice USA, Inc., related to the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

	By:	/s/ David Connolly
David Connolly
Executive Vice President, General Counsel and Secretary

Date: January 16, 2018